Exhibit 10.3

FOURTH AMENDMENT TO

REVOLVER  LOAN AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVER LOAN AGREEMENT, dated effective as of August 10, 2013 (the "Fourth Amendment"), is made and entered into by and among STANFORD ENERGY, INC., a Texas corporation ("Stanford"), RING ENERGY INC., a Nevada corporation ("Ring"), STANLEY M. MCCABE, individually ("McCabe"), and as sole trustee of THE MCCABE FAMILY TRUST, as amended (the "Trust"), and LLOYD T. ROCHFORD, individually ("Rochford", and together with Stanford, Ring, McCabe, and the Trust, collectively, the "Borrowers" and each individually, a "Borrower"), and THE F&M BANK & TRUST COMPANY, a state banking corporation (the "Bank").

WITNESSETH:

WHEREAS, Borrowers, as borrowers, and the Bank, as lender, entered into that certain Revolver Loan Agreement dated as of May 12, 2011, as amended by the First Amendment thereto dated as of May 12, 2012, by the Second Amendment thereto dated as of January 15, 2013, and by the Third Amendment thereto dated as of May 10, 2013 (as amended, the "Existing Loan Agreement"), pursuant to which the Bank established a revolving line of credit in favor of the Borrowers in the maximum principal amount of $10,000,000.00 until August 10, 2013 (the "Revolver Commitment"), as evidenced by a Promissory Note (Revolver Note) in the maximum principal amount of $10,000,000.00 and dated as of May 10, 2013 (the "Revolver Note"); and

WHEREAS, Borrowers have requested a renewal and extension of the Revolver Loan until April 10, 2014; and

WHEREAS, subject to the terms, provisions and conditions hereinafter set forth, the Bank is willing to extend the Revolver Loan until April 10, 2014.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree as follows:

1.

Definitions.  Any capitalized term used herein (including in the recitals hereto) but not otherwise defined shall have the meaning given to such term in the Existing loan Agreement. In addition, the following definitions in Article I of the Existing Loan Agreement are hereby added or replaced in their entirety:

"Revolver Final Maturity Date" shall mean April 10, 2014, unless otherwise extended or renewed in writing by the mutual agreement of the Borrowers and the Bank.

2.

Maturity Date.  The term of the Revolver Loan is hereby extended until April 10, 2014. All references to a Revolver Final Maturity Date of August 10, 2013, are deleted and replaced with references to "April 10, 2014."

3.

Replacement Revolver Note.  Section 2.2 of the Existing Loan Agreement is hereby amended to provide that the Borrowers' obligation to repay the Revolver Loan advances made under the Revolver Commitment, together with interest accruing thereon, shall be evidenced by the Borrowers' replacement Promissory Note (Revolver Note) dated as of even date herewith, made payable to the order of the Bank in the maximum principal amount of $10,000,000.00, in form, scope and substance acceptable to the Bank (the "Replacement Revolver Note"). All references in the Existing Loan Agreement to the "Revolver Note" shall hereafter mean the Replacement Revolver Note.

4.

Additional Representation.  None of the Borrowers nor principals of the Borrowers have been convicted of (or pleaded nolo contendre to) a crime involving bank fraud, embezzlement, sex offenses against a minor, mail fraud, or money laundering.  For purposes of this representation, "principal" is defined as follows: (i) for a sole proprietorship: the proprietor; (ii) for a partnership: each managing partner and each partner who is a natural person and holds 20% or more ownership interest in the partnership; (iii) for a corporation, limited liability company, association or development company: each director, each of the five most highly compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of 20% or more of the ownership stock or stock equivalent of the entity.

5.

Ratification.  The remaining terms, provisions and conditions set forth in the Existing Loan Agreement shall remain in full force and effect for all purposes and are incorporated herein by reference.  The Borrowers restate, confirm and ratify the warranties, covenants and representations set forth therein and further represent to the Bank that, as of the date hereof, no Default or Event of Default exists under the Existing Loan Agreement (as amended by this Fourth Amendment, collectively, the "Loan Agreement").

6.

Conditions.  The Borrowers shall execute and deliver, or cause to be executed and delivered to the Bank, each of the following as express conditions precedent to the effectiveness of the amendments and modifications contemplated by this Fourth Amendment:

(a)

this Fourth Amendment;

(b)

the Replacement Revolver Note;

(c)

a closing certificate and authorizing resolution of Ring, Stanford and the Trust, in form, scope and content acceptable to the Bank concerning the transactions contemplated by this Fourth Amendment; and

(d)

such other matters as deemed necessary or appropriate by the Bank.

7.

Governing Law; Submission to Jurisdiction.  The Loan Agreement (including this Fourth Amendment) shall continue to be subject to Sections 7.5 and 7.6 (Governing Law and Submission to Jurisdiction, respectively) of the Existing Loan Agreement.

8.

Fees and Expenses.  The Borrowers agree to pay to the Bank on demand all costs, fees and expenses (including without limitation reasonable attorneys fees and legal expenses incurred or accrued by the Bank in connection with the preparation, negotiation, execution, closing, delivery, and administration of the Loan Agreement (including this Fourth Amendment) and the other Loan Documents (including any Security Instruments), or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof.  In any action to enforce or construe the provisions of the Loan Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and all costs and expenses related thereto.

9.

Release.  In consideration of the amendments contained herein, Borrowers hereby waive and release the Bank from any and all claims and defenses, known or unknown, as of the effective date of this Fourth Amendment, with respect to the Loan Agreement and the Loan Documents and the transactions contemplated thereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered in Tulsa, Oklahoma, in multiple counterparts effective as of the day and year first above written.

BORROWERS:	STANFORD ENERGY, INC., a Texas corporation By: ___________________________________ Lloyd T. Rochford, President

RING ENERGY INC., a Nevada corporation By: ___________________________________ William R. Broaddrick, Chief Financial Officer

___________________________________ Stanley M. McCabe, individually

___________________________________ Stanley M. McCabe, sole trustee of the McCabe Family Trust, as amended

___________________________________ Lloyd T. Rochford, individually

BANK:	THE F&M BANK & TRUST COMPANY, a state banking corporation By: __________________________________ Henry Smith, Vice President